Exhibit 99.1

Orgenesis Inc. Announces Pricing of $1.1 Million Registered Direct Offering

Germantown Maryland, November 8, 2023 – Orgenesis Inc. (“Orgenesis”) (Nasdaq: ORGS), a global biotech company working to unlock the full potential of cell and gene therapies (CGTs), announced today that it has entered into a securities purchase agreement with a single institutional investor to purchase approximately $1.1 million of its common stock and warrants to purchase common stock in a registered direct offering. The combined effective purchase price for each share of common stock and associated warrant to purchase one share of common stock will be $0.78.

Under the terms of the securities purchase agreement, Orgenesis has agreed to issue 1,410,256 shares of common stock and warrants to purchase up to an aggregate of 1,410,256 shares of common stock (the “Warrants”). The Warrants will be exercisable immediately following the date of issuance and may be exercised for a period of five years from the initial exercisability date at an exercise price of $0.78 per share.

Titan Partners Group, a division of American Capital Partners, is acting as sole placement agent for the offering. The offering is expected to close on or about November 9, 2023, subject to the satisfaction of customary closing conditions.

The shares of common stock and Warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-254806) previously filed on March 26, 2021 and declared effective by the Securities and Exchange Commission (“SEC”) on April 7, 2021. The offering of the shares of common stock and Warrants will be made only by means of a prospectus supplement that forms a part of the registration statement.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, NY 10007, by telephone at (929) 833-1246 or by email at info@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Orgenesis

Orgenesis is a global biotech company that has been committed to unlocking the potential of decentralized cell and gene therapies (CGTs) since 2012. Orgenesis established the POCare Network in 2020 to bring academia, hospitals, and Industry together to make these innovations more affordable and accessible to patients. In 2022, the POCare Services business unit responsible for developing and managing the decentralized POCare Centers and proprietary OMPULs was formed. Orgenesis will continue to focus on advancing to market through various partnerships to provide a rapid, globally harmonized pathway for these therapies to reach and treat large numbers of patients at lowered costs through efficient, scalable, and decentralized production. Additional information about the Company is available at: www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including without limitation statements regarding the offer and sale of securities, the terms of the offering and ability to complete the offering, are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, the expected deconsolidation of Octomera from our consolidated financial statements, our reliance on, and our ability to grow, our point-of-care cell therapy platform and OMPUL business, our ability to achieve and maintain overall profitability, our ability to manage our research and development programs that are based on novel technologies, our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties, the timing of completion of clinical trials and studies, the availability of additional data, outcomes of clinical trials of our product candidates, the potential uses and benefits of our product candidates, our ability to manage potential disruptions as a result of the COVID-19 pandemic, the sufficiency of working capital to realize our business plans and our ability to raise additional capital, the development of our POCare strategy, our trans differentiation technology as therapeutic treatment for diabetes, the technology behind our in-licensed ATMPs not functioning as expected, our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements, our license agreements with other institutions, our ability to retain key employees, our competitors developing better or cheaper alternatives to our products, risks relating to legal proceedings against us and the risks and uncertainties discussed under the heading “RISK FACTORS” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.